Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-231248, 333-188758, 333-140856, 333-124218 and 333-85598) of Ovintiv Inc. (successor issuer to Encana Corporation) of our report dated February 21, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ovintiv Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta, Canada

February 21, 2020

PricewaterhouseCoopers LLP

111 5 Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3

T: +1 403 509 7500, F: +1 403 781 1825, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.